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                                                                       EXHIBIT 5



                                         July 8, 1997



Popular, Inc.
209 Munoz Rivera Avenue
Hato Rey, Puerto Rico  00918

                           RE: POPULAR, INC. - DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Ladies and Gentlemen:

        We have acted as counsel to Popular, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 2,000,000 shares of common stock, par value $6 per share (the "Common Stock"), by the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

        In rendering this opinion, we have examined only the following documents: (i) the Company's Articles of Incorporation and By-Laws, as amended and restated, (ii) resolutions adopted by the Company's Board of Directors,
(iii) a copy of the Plan and (iv) the Registration Statement. We have not performed any independent investigation other than the document examination described herein. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Puerto Rico.

        Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

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Popular, Inc.
July 8, 1997
Page 2

         We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the captions "Description of the Plan" and "Legal Opinion" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.


                                  Very truly yours,



                                  /s/ Pietrantoni Mendez & Alvarez